EXHIBIT 99.1
OHIO LEGACY CORP ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS
Wooster, Ohio, February 13, 2006 – Ohio Legacy Corp (NASDAQ: OLCB) today reported net earnings for the three months ended December 31, 2005, of ($44,000) or ($0.02) per share, compared to $425,000, or $0.19 per share, during the fourth quarter of 2004. Net earnings totaled $362,000 for the full year, or $0.16 per share. Earnings declined due to three primary factors; increases in noninterest expense, an income tax benefit in the fourth quarter of 2004 did not reoccur in 2005, and an increase in the provision for loan losses.
Net Interest Income – During the three months ended December 31, 2005, net interest income grew to $1.7 million, compared to $1.6 million in the fourth quarter of 2004. Net interest margin decreased to 3.49% in the fourth quarter of 2005 compared to 3.52% in the same period of 2004. Interest rate spread was 3.11% compared to 3.23% in the year-ago period.
Net interest income increased 15% to $6.6 million for the full year of 2005, driven by an increase in average interest-earning assets. The decrease in interest rate spread, driven by rising rates in the certificate of deposit (CD) and money market accounts, negatively impacted net interest income. Loan yield improved to 6.77% at quarter end, compared to 6.34% for the year ago period. While margin and spread did not show improvement for the year, the yield on interest earning assets increased 65 basis points to 6.18%. The cost of funds increased 77 basis points, or 34%, to 3.07% during the fourth quarter of 2005.
The cost of all liability funding sources rose significantly during 2005. Increases in the targeted overnight borrowing rate by the Federal Reserve fueled a rising short term rate environment which impacted short term liability rates. Money market rates rose from 1.46% in 2004 to an average of 2.59% for the full year 2005. The cost of CD’s rose from an average of 3.05% for the full year 2004 to 3.46% in the fourth quarter of 2005 and 3.11% for the full year.
The Company is managing its fixed-term and core deposit portfolios in an interest rate environment much different than has been encountered since its inception in 2000. In general, rates fell each year since 2001 until 2005. As a result the Company enjoyed a consistent reduction in deposit costs as fixed-term accounts matured. However, the CD portfolio consistently repriced upward throughout 2005. The Company continues to focus on growing low cost deposit accounts, specifically amongst its business banking clientele. In 2005 the Company saw some success with this strategy growing noninterest bearing checking account balances 32% from the same year end period for 2004.
Noninterest Income – For the year ended December 31, 2005, noninterest income increased to $582,601 from $446,050 in 2004, an increase of 31%. This increase is attributable primarily to the growth in deposit accounts and the transaction fees these accounts generate. Noninterest income excluding gains on sales of securities and loans rose from .23% of average assets in 2004 to .29% in 2005.
Noninterest Expense – Total noninterest expense increased to $6.1 million during 2005, a 30% increase from 2004. The Company added several key management positions and the new North Canton Branch office in 2005. This additional staff increased salary and benefit expense $836,000 for the year. Occupancy expense increased $159,000 for the period primarily as a result of the branch expansion and a full year of operating expense for the Wooster-Milltown Road Branch office, which was acquired in August of 2004. Data processing costs increased $133,000 for the year as a result of account growth. Lastly the intangible amortization associated with the acquisition of the Milltown Road office increased $133,000 for the year as a result of a full year of amortization.
Additional staff expense is primarily accounted for in four areas;
Audit and Compliance; in order to comply with the Sarbanes Oxley Act of 2002, the USA Patriot Act and the Bank Secrecy Act, the Company has added staff in its Operations, Compliance, Accounting and Audit departments.
Management Succession; the Company hired Mike Kramer to succeed Dwight Douce as President and CEO
Commercial Banking; the Company has added talent targeted at client acquisition on both Commercial Loan and Deposit business relationships.

Branch Expansion; the Company acquired the Milltown road branch in August of 2004 and opened its fifth office, the North Canton Branch, in November of 2005.
Credit Quality. At December 31, 2005, the loan portfolio, net of the allowance for loan losses and deferred fees, was $158.2 million, an increase of $26.1 million, or 20%, from December 31, 2004.
Overall credit quality remained stable during the quarter and the year. Net charged off loans as a percentage of total loans fell to .03% for the quarter from .08% in both the 3rd quarter of 2005 and the year 2004.
Nonperforming loans totaled $664,000 at December 31, 2005, compared to $1.1 million at December 31, 2004, a reduction of 41%. Loans are considered nonperforming if they are impaired or if they are in nonaccrual status.
The allowance for loan losses increased to $1.6 million at December 31, 2005. The allowance for loan losses as a percentage of loans increased to 0.99% at December 31, 2005, from .95% at December 31, 2004.
The provision for loan losses for the year increased primarily due to a provision of $313,000 in the fourth quarter of 2005. The increase is due primarily to the downgrade of two large loans secured by commercial real estate assets. Neither loan has experienced any payment interruptions but concerns regarding cash flows of the borrowers resulted in the downgrades. The Company has confidence, however, in the underlying quality of the collateral in both loans. The Company’s provision continues to be determined through the consistent use of a calculation methodology adopted by the Company in 2004.
Deposits. Total deposits increased $5.3 million, or 3.3% during 2005. Core deposit balances increased $1.6 million, and remained stable as a percent of total deposits at 43%, as compared to the same period in 2004. Same-store total deposits increased $2.7 million during the year.
OUTLOOK
In 2005 significant investment has been made in people, product and process development. Leadership in three areas was added; Executive, Process/Product and Sales. These changes were made to position the Company for profitable growth in the future.
While these initiatives have increased noninterest expense, the Company is beginning to see the investments pay off in its existing markets. Loan growth remained strong throughout 2005 and core deposit growth in the 3rd and 4th quarter amongst our target client; the small to medium business client was strong. Management continues to believe that the consolidation of regional and national banks that has taken place in our markets provides additional opportunity for the Company to win new customers looking for a bank focused on meeting the needs of the small to medium business banking client.
Fiscal 2005 began with a flattening of the Treasury yield curve. This developed into a historically flat curve which at times has shown inversion (long term interest rates actually lower than short term rates). This flattening yield curve will place pressure on interest rate spread as short-term rates, which usually drive core deposit costs, are expected to continue their rise in 2006. Historically the Company has relied on CD’s to fund the majority of its loan growth. In this interest rate environment this practice will place even greater pressure on our margin. Therefore our strategy is to continue to place effort into growing valuable core deposits to manage our margin and to add more valuable, longer lived client relationships. The Company will, however, continue to be largely dependent on spread and margin for income generation.
ANNUAL MEETING
The Board of Directors of Ohio Legacy Corp has declared March 1, 2006, to be the date of record for the Company’s 2006 Annual Meeting of Shareholders. The annual meeting will be held at 10:00 AM Eastern Time on April 18, 2006 at the Wooster Country Club, located at 1251 Oak Hill Road, Wooster, Ohio.

ABOUT OHIO LEGACY CORP
Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers though five full-service banking locations in Canton, Millersburg and Wooster, Ohio.
FORWARD-LOOKING STATEMENTS DISCLOSURE
This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company’s future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and 2004

	2005	2004
ASSETS

Cash and due from banks	$4,528,094	$4,571,131
Federal funds sold and interest-earning deposits in financial institutions	3,594,452	12,418,192

Cash and cash equivalents	8,122,546	16,989,323
Certificate of deposit in financial institution	100,000	—
Securities available for sale	33,032,297	39,357,929
Securities held to maturity	838,224	647,981
Loans, net of allowance of $1,589,407 and $1,263,655 at December 31, 2005 and 2004	158,182,319	132,084,072
Federal bank stock	1,479,500	1,375,650
Premises and equipment, net	3,797,314	2,269,068
Intangible assets	455,244	669,174
Accrued interest receivable and other assets	2,010,323	1,658,860

Total assets	$208,017,767	$195,052,057

LIABILITIES

Deposits:
Noninterest-bearing demand	$15,727,338	$11,914,867
Interest-bearing demand	12,231,345	13,262,252
Savings and money market	42,665,057	43,847,951
Certificates of deposit, net	92,273,308	88,617,541

Total deposits	162,897,048	157,642,611
Repurchase agreements	3,066,517	—
Overnight Federal Home Loan Bank advances	7,200,000	—
Federal Home Loan Bank advances	11,796,009	15,295,144
Subordinated debentures	3,325,000	3,325,000
Capital lease obligations	959,450	968,712
Accrued interest payable and other liabilities	668,868	580,216

Total liabilities	189,912,892	177,811,683

SHAREHOLDERS’ EQUITY

Preferred stock, no par value, 500,000 shares authorized and none outstanding	—	—
Common stock, no par value, 5,000,000 shares authorized and 2,214,564 and 2,121,220 outstanding in 2005 and 2004	18,658,386	17,734,155
Accumulated earnings (deficit)	79,415	(282,585)
Accumulated other comprehensive loss	(632,926)	(211,196)

Total shareholders’ equity	18,104,875	17,240,374

Total liabilities and shareholders’ equity	$208,017,767	$195,052,057

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 31, 2005 and 2004

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Interest income:
Loans, including fees	$2,676,553	$2,119,406	$9,668,907	$7,982,123
Securities	336,651	346,118	1,451,659	1,327,677
Interest-bearing deposits and federal funds sold	35,517	54,930	157,468	101,474
Dividends on federal bank stock	21,537	16,953	77,294	61,457

Total interest income	3,070,258	2,537,407	11,355,328	9,472,731

Interest expense:
Deposits	1,048,011	683,810	3,805,256	2,826,665
Federal Home Loan Bank advances	159,453	105,284	472,284	437,921
Subordinated debentures	70,722	70,722	282,888	282,888
Repurchase agreements	23,861	—	28,757	—
Capital leases	37,583	37,935	150,877	152,208

Total interest expense	1,339,630	897,751	4,740,062	3,699,682

Net interest income	1,730,628	1,639,656	6,615,266	5,773,049

Provision for loan losses	313,000	—	523,046	306,000

Net interest income after provision for loan losses	1,417,628	1,639,656	6,092,220	5,467,049

Noninterest income:
Service charges and other fees	149,249	115,905	541,594	426,605
Gain on sales of securities, net	—	—	—	7,910
Gain on sales of loans	—	—	9,782	—
Other losses	—	—	(6,929)	—
Other income	12,405	4,367	38,155	11,534

Total noninterest income	161,654	120,272	582,602	446,049

Noninterest expense:
Salaries and benefits	859,856	659,123	2,977,111	2,141,525
Occupancy and equipment	227,149	189,193	816,499	657,244
Professional fees	91,736	101,313	463,233	407,224
Franchise tax	50,725	56,034	242,507	233,474
Data processing	141,660	128,201	584,086	451,512
Marketing and advertising	57,758	51,305	175,569	173,374
Stationery and supplies	35,575	35,288	125,023	103,005
Intangible asset amortization	49,632	71,396	213,930	80,438
Other expenses	130,464	129,127	529,121	478,354

Total noninterest expense	1,644,555	1,420,980	6,127,079	4,726,150

Earnings before income tax expense	(65,273)	338,948	547,743	1,186,948
Income tax expense (benefit)	(21,273)	(86,052)	185,743	(86,052)

Net earnings (loss)	$(44,000)	$425,000	$362,000	$1,273,000

Basic earnings per share	$(0.02)	$0.20	$0.17	$0.60
Diluted earnings per share	$(0.02)	$0.19	$0.16	$0.58

Basic weighted average shares outstanding	2,214,564	2,120,750	2,148,822	2,119,857
Diluted weighted average shares outstanding	2,214,564	2,206,031	2,201,218	2,186,684

OHIO LEGACY CORP
QUARTERLY BALANCE SHEETS
(Dollars in thousands)

	2005				2004
	Dec. 31	Sept. 30	June 30	March 31	Dec. 31

Cash and cash equivalents	$8,123	$9,473	$11,040	$11,587	$16,989
Securities and time deposits	33,971	36,236	38,821	41,267	40,006
Loans, net of fees	159,771	155,021	146,874	142,805	133,348
Allowance for loan losses	(1,589)	(1,289)	(1,216)	(1,344)	(1,264)
Premises and equipment, net	3,797	3,316	2,676	2,262	2,269
Intangible assets	455	505	557	612	669
Other assets	3,490	3,335	3,251	3,287	3,035

Total assets	$208,018	$206,597	$202,003	$200,476	$195,052

Noninterest-bearing demand	$15,727	$12,535	$12,901	$11,885	$11,915
Interest-bearing demand	12,231	10,019	10,089	11,265	13,262
Savings and money market	42,665	42,389	47,251	49,477	43,848
Certificates of deposit	92,273	93,830	92,779	90,774	88,618

Total deposits	162,896	158,773	163,020	163,401	157,643
Other borrowings	26,348	28,861	20,839	19,215	19,589
Other liabilities	669	609	557	673	580

Total liabilities	189,913	188,243	184,416	183,289	177,812
Shareholders’ equity	18,105	18,354	17,587	17,187	17,240

Total liabilities and shareholders’ equity	$208,018	$206,597	$202,003	$200,476	$195,052

LOAN PORTFOLIO:
Residential real estate	$59,321	$56,405	$55,031	$53,593	$50,728
Commercial real estate	54,522	51,053	45,817	44,847	36,365
Consumer and home equity	11,656	11,716	11,915	12,586	12,250
Commercial	12,805	14,606	13,412	11,567	10,710
Construction	11,758	11,617	10,948	10,506	13,315
Multifamily residential	9,930	9,832	9,955	9,903	10,148
Net deferred loan fees	(221)	(208)	(204)	(197)	(168)

Loans	$159,771	$155,021	$146,874	$142,805	$133,348

QUARTERLY AVERAGES:
Fed funds sold and securities (1)	$40,595	$41,471	$45,773	$55,041	$49,690
Loans	156,945	149,183	143,907	136,073	132,607
Total interest-earning assets	197,540	192,110	189,680	191,114	182,297
Total assets	207,392	201,152	198,832	198,487	190,032
Total assets, year to date	201,465	199,490	198,660	198,487	175,758
Noninterest-bearing deposits	15,070	12,449	12,192	11,860	11,784
Interest-bearing deposits	146,791	147,546	149,085	149,477	138,666
Other borrowings and leases	26,453	22,418	19,397	19,349	22,204
Total interest-bearing liabilities	173,244	169,964	168,482	168,826	160,870
Shareholders’ equity	18,142	18,028	17,337	17,238	16,851
Shareholders’ equity, year to date	17,685	17,534	17,288	17,238	16,341

(1)	Includes federal bank stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions

OHIO LEGACY CORP
QUARTERLY STATEMENTS OF OPERATIONS
(In thousands, except per share data and ratios)

	2005				2004
For the three months ended	Dec. 31	Sept. 30	June 30	March 31	Dec. 31
Interest income	$3,070	$2,913	$2,779	$2,593	$2,537
Interest expense	(1,340)	(1,224)	(1,130)	(1,046)	(897)

Net interest income	1,730	1,689	1,649	1,547	1,640
Provision for loan losses	(313)	(103)	(15)	(92)	—
Gain on sale of loans	—	—	—	10	—
Other gains and losses, net	—	(3)	3	—	—
Noninterest income	162	146	133	131	120
Amortization of intangible asset	(50)	(52)	(55)	(57)	—
Noninterest expense	(1,594))	(1,466)	(1,487)	(1,366)	(1,421)

Net earnings (loss) before taxes	(65)	211	228	173	339
Income tax (expense) benefit	21	(71)	(77)	(58)	86

Net income (loss)	$(44)	$140	$151	$115	$425

Income per share, diluted	$(0.02)	$0.06	$0.07	$0.05	$0.19
Common and dilutive shares, avg.	2,215	2,199	2,219	2,123	2,206

SELECTED RATIOS:
Net interest margin (1)	3.49%	3.50%	3.49%	3.28%	3.52%
Yield on interest-earning assets	6.18	6.02	5.88	5.50	5.53
Cost of funds	3.07	2.86	2.69	2.51	2.30
Interest rate spread (2)	3.11	3.16	3.19	2.99	3.23
Money market rates, year to date	2.59	2.58	2.57	2.49	1.46
Certificate of deposit rates, year to date	3.11	2.98	2.90	2.81	3.05
Certificate of deposit rates	3.46	3.15	2.98	2.81	2.63
Efficiency ratio (3)	84.29	79.87	83.32	84.76	76.68
Allowance as a percent of loans	0.99	0.83	0.83	0.94	0.95
Net loans as a percent of deposits	97.11	96.82	89.35	86.57	83.79
Loan yield	6.77	6.69	6.57	6.36	6.34
Annualized net charge-offs to loans	0.03	0.08	0.40	0.04	0.08
Annualized noninterest income to average assets (4)	0.31	0.29	0.27	0.27	0.25
Annualized noninterest expense to average assets (5)	3.08	2.91	2.99	2.75	2.84
Annualized return on average assets (6)	NA	0.28	0.30	0.23	0.71
Annualized return on average equity (6)	NA	3.11	5.26	2.67	8.05

(1)	Net interest income, annualized, divided by average interest-earning assets for the period

(2)	Difference between the yield on interest-earning assets and the cost of funds

(3)	Noninterest expense, excluding intangible asset amortization divided by net interest income and noninterest income, excluding gains and losses on securities sales

(4)	Excludes gains and losses on securities sales

(5)	Excludes intangible asset amortization

(6)	Excludes income tax benefit in the quarter ended December 31, 2004

Contact:	D. Michael Kramer, Chief Executive Officer and President 330-263-1955 http://www.ohiolegacycorp.com